Tesco Corporation Announces Fourth Quarter 2009
Earnings Release and Conference Call

For Immediate Release

Trading Symbol:
"TESO" on NASDAQ
February 9, 2010

Tesco Corporation has scheduled a conference call to discuss fourth quarter 2009 results on Friday, February 26, 2010 at 10:00AM CST.  Financial results for the fourth quarter of 2009 are expected to be released Thursday, February 25, 2010 after the market closes.  Individuals who wish to participate in the conference call should dial US/Canada (866) 433-0163 or International (973) 638-3066 approximately five to ten minutes prior to the scheduled start time of the call.  The conference ID for this call is 56365481.

The conference call and all questions and answers will be recorded and made available until March 26, 2010.  To listen to the recording call (800) 642-1687 or (706) 645-9291 and enter conference ID 56365481.

The conference call will be webcast live as well as for on-demand listening at the Company's web site, www.tescocorp.com.  Listeners may access the call through the "Conference Calls" link in the Investor Relations section of the site.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry.  The Corporation seeks to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and gas.

For further information please contact:
Robert Kayl  (713) 359-7000
Tesco Corporation

FORWARD-LOOKING STATEMENTS

This presentation contains statements that may constitute "forward-looking statements" within the meaning of the US Private Securities Litigation Reform Act of 1995.  These statements include, among others, statements regarding expectations of future revenues, activities, capital expenditures and earnings and technical results.  These statements are based on current expectations that involve a number of risks and uncertainties, which could cause actual results to differ from those anticipated.  These risks include, but are not limited to: the background risks of the drilling services industry (e.g. operational risks; potential delays or changes in plans with respect to customers' exploration or development projects or capital expenditures; the uncertainty of estimates and projections relating to levels of rental activities; uncertainty of estimates and projections of costs and expenses; risks in conducting foreign operations (e.g. political and fiscal instability) and exchange rate fluctuations); uncertainty and risks in technical results and performance of technology; and other uncertainties.